Exhibit 10.11(b)

HORACE MANN SERVICE CORPORATION

EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE	EFFECTIVE DATE OF PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	September 17, 2013

TIER II PARTICIPANTS
EVP and CFO	June 1, 2012**
EVP and CMO	June 1, 2012
EVP, Annuity, Life, Group	March 15, 2012

* Subject to acceptance within 30 days of the effective date of participation

** Designates an individual who, as of the Effective Date of Participation, is covered by a Severance Agreement, as defined in Section 4.3(c)(i) of the Plan.

Last updated: December 10, 2014

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